As Filed Pursuant to Rule 424(b)(5)

Registration No. 333-215480

PROSPECTUS SUPPLEMENT

(To Prospectus Dated January 24, 2017)

ARGOS THERAPEUTICS, INC.

$15,000,000

Common Stock

On May 8, 2015, we entered into a sales agreement, or the original sales agreement, with Cowen and Company, LLC, or Cowen, pursuant to which we could, from time to time, offer and sell shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $30,000,000. On February 2, 2018, we amended and restated the original sales agreement with Cowen to increase the maximum aggregate offering price of the shares of our common stock that we may issue and sell from time to time under the sales agreement from $30,000,000 to $45,000,000. This prospectus supplement only relates to the $15,000,000 of additional shares of common stock that we may issue and sell as a result of the increase in the maximum aggregate offering price under the amended and restated sales agreement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “ARGS.” The last reported sale price of our common stock on February 1, 2018 was $2.13 per share.

Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Cowen is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, and in accordance with the terms of the amended and restated sales agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Cowen for sales of common stock under the amended and restated sales agreement will be equal to 3.0% of the gross sales price per share sold. See “Plan of Distribution” beginning on page S-10 for additional information regarding the compensation to be paid to Cowen. In connection with the sale of the common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to Cowen may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended.

Investing in these securities involves risks. See “Risk Factors” on page S-4 of this prospectus supplement and in the accompanying prospectus and documents incorporated by reference in this prospectus supplement and accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Cowen

The date of this prospectus supplement is February 2, 2018

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-i

WHERE YOU CAN FIND MORE INFORMATION	S-ii

INCORPORATION BY REFERENCE	S-ii

FORWARD-LOOKING STATEMENTS	S-iv

PROSPECTUS SUMMARY	S-1

RISK FACTORS	S-4

USE OF PROCEEDS	S-6

DIVIDEND POLICY	S-7

DILUTION	S-8

PRICE RANGE OF COMMON STOCK	S-9

PLAN OF DISTRIBUTION	S-10

LEGAL MATTERS	S-12

EXPERTS	S-12

PROSPECTUS

ABOUT THIS PROSPECTUS	1

WHERE YOU CAN FIND MORE INFORMATION	2

INCORPORATION BY REFERENCE	2

FORWARD-LOOKING STATEMENTS	3

PROSPECTUS SUMMARY	5

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	6

USE OF PROCEEDS	8

DESCRIPTION OF DEBT SECURITIES	9

DESCRIPTION OF CAPITAL STOCK	18

DESCRIPTION OF DEPOSITARY SHARES	25

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS	28

DESCRIPTION OF WARRANTS	29

FORMS OF SECURITIES	31

PLAN OF DISTRIBUTION	33

LEGAL MATTERS	36

EXPERTS	36

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering to sell shares of our common stock having an aggregate offering price of up to $15,000,000 from time to time, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus supplement filed by us with the Securities and Exchange Commission. We have not, and Cowen has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement and the accompanying prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus supplement is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus supplement and the accompanying prospectus to “we,” “our” and “us” refer, collectively, to Argos Therapeutics, Inc., a Delaware corporation.

S-i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.argostherapeutics.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (File No. 001-35443), (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	Our Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 16, 2017, as amended by a Form 10-K/A filed on May 1, 2017;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

•	Our Current Reports on Form 8-K or 8-K/A filed on January 23, 2017, February 22, 2017, March 6, 2017, March 9, 2017, March 23, 2017, April 4, 2017, April 14, 2017, April 18, 2017, May 4, 2017, June 16, 2017, August 2, 2017, September 5, 2017, September 12, 2017, September 25, 2017, September 26, 2017, October 27, 2017, November 6, 2017, November 9, 2017, November 28, 2017, January 8, 2018, January 18, 2018 and January 30, 2018; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on January 31, 2014, including any amendments or reports filed for the purpose of updating such description.

S-ii

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Argos Therapeutics, Inc.

4233 Technology Drive
Durham, North Carolina 27704
Attn: Investor Relations
(919) 287-6300

S-iii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus supplement, the accompany prospectus and the information incorporated by reference herein and therein, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include, among other things, statements about:

•	the progress and timing of our development and commercialization activities;

•	our determination as to the next steps for the rocapuldencel-T program, following our analysis of the preliminary trial data set for our pivotal Phase 3 ADAPT clinical trial of rocapuldencel-T in combination with sunitinib / standard-of-care for the treatment of metastatic renal cell carcinoma, or mRCC, and our discussions with the U.S. Food and Drug Administration regarding the ADAPT trial;

•	the timing and conduct of our planned investigator-initiated Phase 2 clinical trials of rocapuldencel-T, including the timing of the initiation, enrollment and completion of the trials and the availability of data from the trials;

•	the timing and conduct of the ongoing investigator-initiated Phase 2 clinical trial of AGS-004 for HIV eradication and the planned investigator-initiated Phase 2 clinical trial of AGS-004 for long-term viral control in pediatric patients, including the timing of the initiation, enrollment and the completion of the trials and the availability of data from the trials;

•	our ability to obtain U.S. and foreign marketing approval for rocapuldencel-T for the treatment of mRCC and for AGS-004 for the treatment of HIV, and the ability of these product candidates to meet existing or future regulatory standards;

•	the potential benefits of our Arcelis platform and our Arcelis-based product candidates;

•	our intellectual property position and strategy;

•	our expectations related to the use of proceeds from this offering;

•	the accuracy of our estimates of the size and characteristics of the markets that may be addressed by our product candidates;

•	our ability to establish and maintain collaborations for the development and commercialization of our product candidates;

•	developments relating to our competitors and our industry; and

•	the impact of government laws and regulations.

S-iv

You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the sections of this prospectus supplement and the accompanying prospectus entitled “Risk Factors.” You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the Securities and Exchange Commission, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments that we may make or enter into.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

About Argos Therapeutics, Inc.

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information you should consider before investing in our common stock. For a more complete understanding of our company and this offering, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the information incorporated herein and therein and any free writing prospectus that we may authorize for use in connection with this offering, including the “Risk Factors” section beginning on page S-4 of this prospectus supplement and in Part II, Item IA “Risk Factors” of our quarterly report on Form 10-Q filed with the SEC on November 9, 2017, which is incorporated by reference in this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

We are an immuno-oncology company focused on the development and commercialization of individualized immunotherapies for the treatment of cancer and infectious diseases based on our proprietary precision immunotherapy technology platform called Arcelis.

Our most advanced product candidate is rocapuldencel-T, which we are developing for the treatment of metastatic renal cell carcinoma, or mRCC, and other cancers. We are currently conducting a pivotal Phase 3 clinical trial of rocapuldencel-T plus sunitinib or another therapy for the treatment of newly diagnosed mRCC under a special protocol assessment, or SPA, with the U.S. Food and Drug Administration, or FDA. We refer to this trial as the ADAPT trial. We dosed the first patient in the ADAPT trial in May 2013 and completed enrollment of the ADAPT trial in July 2015. In February 2017, the independent data monitoring committee, or the IDMC, for the ADAPT trial recommended that the trial be discontinued for futility based on its planned interim data analysis. The IDMC concluded that the study was unlikely to demonstrate a statistically significant improvement in overall survival in the combination treatment arm, utilizing the intent-to-treat population at the pre-specified number of 290 events (deaths), the primary endpoint of the study.

Notwithstanding the IDMC’s recommendation, we determined to continue to conduct the trial while we analyzed interim data from the trial. Following a meeting with the FDA, we plan to continue the ADAPT trial until at least the pre-specified number of 290 events occurs, and have recently submitted to the FDA a protocol amendment to increase the pre-specified number of events for the primary analysis of overall survival in the trial beyond 290 events. We believe that extending our evaluation of rocapuldencel-T beyond 290 events in the trial could enhance our ability to observe rocapuldencel-T’s expected delayed treatment effect. The FDA has agreed to review our protocol amendment, and we expect to continue our discussions with the FDA regarding our development program for rocapuldencel-T. Subject to agreement with the FDA on the amended protocol, we expect to conduct an interim data analysis during the first half of 2018. If we agree with the FDA on an amended protocol that increases the pre-specified number of events for the primary analysis, the SPA for the ADAPT trial would no longer be in effect. Subject to our obtaining sufficient financing, in addition to continuing to fund the ADAPT trial, we also plan to support an investigator-initiated Phase 2 trial of rocapuldencel-T in bladder cancer and a Phase 2 trial of rocapuldencel-T in combination with a checkpoint inhibitor in mRCC.

We are developing AGS-004, our second Arcelis-based product candidate, for the treatment of HIV. We have completed Phase 1 and Phase 2 trials of AGS-004 funded by government grants and a Phase 2b trial of AGS-004 that was funded in full by the National Institutes of Health and the National Institute of Allergy and Infectious Diseases. We are currently supporting an ongoing investigator-initiated clinical trial of AGS-004 in adult HIV patients evaluating the use of AGS-004 in combination with vorinostat, a latency reversing drug, for HIV eradication, and plan to support an investigator-initiated Phase 2 clinical trial of AGS-004 evaluating AGS-004 for long-term viral control in pediatric patients provided that results from our ongoing trial in adult HIV patients are favorable and government funding is obtained.

S-1

At-The-Market Program

On May 8, 2015, we entered into a sales agreement, or the original sales agreement, with Cowen and Company, LLC, or Cowen, pursuant to which we could, from time to time, offer and sell shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $30,000,000. As of January 31, 2018, we had sold 4,579,770 shares under the original sales agreement at an average price of $5.44 per share for an aggregate offering price of $24.9 million, before deducting sales commissions and offering expenses. On February 2, 2018, we amended and restated the original sales agreement with Cowen to increase the maximum aggregate offering price of the shares of our common stock that we may issue and sell from time to time under the sales agreement from $30,000,000 to $45,000,000. Under the amended and restated sales agreement, we may, from time to time, issue and sell through an “at the market offering” program shares of our common stock having an aggregate offering price of up to $45,000,000, less the $24.9 million of shares sold as of January 31, 2018. This prospectus supplement only relates to the $15,000,000 of additional shares of common stock that we may issue and sell as a result of the increase in the maximum aggregate offering price under the amended and restated sales agreement. Unless stated otherwise, references to “this offering” throughout this prospectus supplement refer only to the offering of such additional shares of common stock.

Company Information

Our principal executive offices are located at 4233 Technology Drive, Durham, North Carolina 27704 and our telephone number is (919) 287-6300. Our internet address is www.argostherapeutics.com. We do not incorporate the information on our website into this prospectus supplement, and you should not consider it part of this prospectus supplement.

S-2

The Offering

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $15,000,000.

Plan of Distribution	“At the market” offering that may be made from time to time through our sales agent, Cowen and Company, LLC. See “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of proceeds	We currently intend to use the net proceeds from this offering to fund the clinical development of our product candidates and for working capital and general corporate purposes. See the section entitled “Use of Proceeds” on page S-6 of this prospectus supplement.

Risk factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	“ARGS”

Unless otherwise indicated, all information in this prospectus supplement gives effect to a one-for-twenty reverse stock split of our common stock that became effective on January 18, 2018.

S-3

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as in any of our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein in their entirety, together with other information in this prospectus supplement and the accompanying prospectus, the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose part or all of your investment. This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus supplement are based on information available to us on the date hereof, and all forward-looking statements in the accompanying prospectus and documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements.

Risks Related to This Offering

A significant portion of our total outstanding shares are eligible to be sold into the market in the near future, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. As of January 15, 2018, we had outstanding 6,138,107 shares of common stock. These shares may be resold into the public market immediately without restriction, unless owned or purchased by our affiliates. Moreover, certain holders of our common stock have the right, subject to specified conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders.

As of January 15, 2018, we had outstanding options to purchase an aggregate of approximately 269,514 shares of our common stock, of which options to purchase approximately 182,039 shares were vested. These shares can be freely sold in the public market upon issuance, subject to volume, notice and manner of sale limitations applicable to affiliates.

In addition, the issuance from time to time of shares of our common stock in this offering, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

S-4

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We currently estimate that we will use the net proceeds from this offering to fund the clinical development of our product candidates and for working capital and general corporate purposes. The failure by our management to apply these funds effectively could harm our business. Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Purchasers will experience immediate dilution in the book value per share of the common stock purchased in the offering.

The shares sold in this offering, if any, will be sold from time to time at various prices. However, we expect that the offering price of our common stock will be substantially higher than the net tangible book value per share of our outstanding common stock. After giving effect to the sale of shares of our common stock in this offering having an aggregate offering price amount of $15,000,000 at an assumed offering price of $2.13 per share, the last reported sale price of our common stock on February 1, 2018 on The Nasdaq Capital Market, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of September 30, 2017 would have been approximately $(2.6) million or approximately $(0.24) per share. This represents an immediate increase in net tangible book value of approximately $4.07 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $2.37 per share to purchasers of our common stock in this offering.

In addition to this offering, subject to market conditions and other factors, we may pursue additional equity financings in the future, including future public offerings or future private placements of equity securities or securities convertible into or exchangeable for equity securities. Further, the exercise of outstanding options and warrants could result in further dilution to investors and any additional shares issued in connection with acquisitions will result in dilution to investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.

S-5

USE OF PROCEEDS

We may issue and sell shares of our common stock in this offering under the amended and restated sales agreement having an aggregate offering price of up to $15,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently expect that we will use the net proceeds from this offering to fund the clinical development of our product candidates and for working capital and general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

S-6

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

S-7

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of September 30, 2017 was approximately $(17.0) million, or approximately $(4.31) per share of common stock based upon 3,940,989 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of September 30, 2017.

After giving effect to the sale of our common stock pursuant to this prospectus supplement and accompanying prospectus in this offering having an aggregate price offering of $15,000,000 at an assumed offering price of $2.13 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on February 1, 2018, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2017 would have been $(2.6) million, or $(0.24) per share of common stock. This represents an immediate increase in net tangible book value of $4.07 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.37 per share to new investors in this offering. The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed offering price per share	$2.13

Net tangible book value per share as of September 30, 2017	$(4.31)

Increase in net tangible book value per share attributable to the offering	$4.07

As adjusted net tangible book value per share after giving effect to this offering	$(0.24)

Dilution per share to new investors participating in the offering	$$2.37

The number of shares of our common stock to be outstanding immediately after this offering is based on 3,940,989 shares of our common stock outstanding as of September 30, 2017. The number of shares outstanding as of September 30, 2017 excludes:

•	273,614 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2017 at a weighted average exercise price of $118.60 per share;

•	5,000 shares of our common stock issuable upon exercise of warrants held by our venture debt lenders, Horizon Technology Finance Corporation and Fortress Credit Co LLC;

•	1,816,519 shares of our common stock issuable upon conversion of convertible promissory notes held by Pharmstandard International S.A., Invetech Pty Ltd and Saint-Gobain Performance Plastics Corporation;

•	12,791 shares of our common stock available for future issuance under our 2014 Stock Incentive Plan as of September 30, 2017;

•	10,899 shares of our common stock available for future issuance under our 2014 Employee Stock Purchase Plan as of September 30, 2017; and

•	shares of common stock issuable after September 30, 2017 under the original sales agreement.

S-8

PRICE RANGE OF COMMON STOCK

Prior to January 19, 2018, our common stock was listed on The Nasdaq Global Market. Since January 19, 2018, our common stock has been listed on The Nasdaq Capital Market. Our common stock trades under the symbol “ARGS”. The following table sets forth, for the quarterly periods indicated, the high and low intraday sales prices of our common stock as reported by The Nasdaq Global Market or The Nasdaq Capital Market, as applicable, as adjusted to reflect the one-for-twenty reverse stock split of our common stock that became effective on January 18, 2018:

Year ended December 31, 2016	High	Low
First Quarter	$173.00	$36.60
Second Quarter	$279.40	$95.00
Third Quarter	$141.50	$75.00
Fourth Quarter	$102.00	$69.00
Year ended December 31, 2017
First Quarter	$113.66	$6.20
Second Quarter	$16.40	$6.66
Third Quarter	$9.40	$3.32
Fourth Quarter	$5.80	$2.62
Year ended December 31, 2018
First Quarter (through February 1, 2018)	$4.00	$2.00

On February 1, 2018, the last sale price of our common stock as reported on The Nasdaq Capital Market was $2.13 per share. As of February 1, 2018, we had approximately 50 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

S-9

PLAN OF DISTRIBUTION

On May 8, 2015, we entered into a sales agreement, or the original sales agreement, with Cowen and Company, LLC, or Cowen, pursuant to which we could, from time to time, offer and sell shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $30,000,000. The form of the original sales agreement is filed as Exhibit 1.2 to our registration statement on Form S-3, which we filed with the Securities and Exchange Commission on May 8, 2015, and is incorporated by reference in this prospectus supplement. On February 2, 2018, we amended and restated the original sales agreement to increase the maximum aggregate offering price of the shares of our common stock that we may issue and sell from time to time under the sales agreement from $30,000,000 to $45,000,000. Under the amended and restated sales agreement, we may, from time to time, issue and sell through an “at the market offering” program shares of our common stock having an aggregate offering price of up to $45,000,000, less the $24.9 million of shares sold as of January 31, 2018. This summary of the material provisions of the amended and restated sales agreement does not purport to be a complete statement of its terms and conditions. The amended and restated sales agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the registration statement of which this prospectus supplement is a part.

Cowen will offer our common stock subject to the terms and conditions of the amended and restated sales agreement. We will designate the maximum amount of common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the amended and restated sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our common stock being made through Cowen under the amended and restated sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the amended and restated sales agreement, to terminate the amended and restated sales agreement in each party's sole discretion at any time.

The obligations of Cowen under the amended and restated sales agreement to sell our common stock are subject to a number of conditions that we must meet.

The aggregate compensation payable to Cowen as sales agent under the amended and restated sales agreement will be equal to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinate at this time. In addition, we have agreed to reimburse Cowen for fees and disbursements related to its legal counsel incurred from and after January 1, 2018, in an aggregate amount not to exceed $50,000, and for certain other expenses. We have also agreed to reimburse Cowen for its FINRA counsel fees in an aggregate amount (inclusive of expenses paid in connection with entering into the original sales agreement) up to $12,500.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Cowen will provide written confirmation to us following the close of trading on The Nasdaq Capital Market on each day in which common stock is sold through it as sales agent under the amended and restated sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through Cowen under the amended and restated sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of common stock.

S-10

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales are made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, Cowen will be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation paid to Cowen may be deemed to be underwriting commissions or discounts. We have agreed in the amended and restated sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilize our common stock.

Our common stock is listed on The Nasdaq Capital Market and trades under the symbol "ARGS." The transfer agent of our common stock is Computershare Trust Company, N.A.

Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

S-11

LEGAL MATTERS

The validity of the securities in respect of which this prospectus supplement is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. Cowen and Company, LLC is being represented by Goodwin Procter LLP, New York, New York in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

S-12

$200,000,000

PROSPECTUS

ARGOS THERAPEUTICS, INC.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Purchase Units

Warrants

We may offer and sell securities from time to time in one or more offerings of up to $200,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements also will describe the specific manner in which these securities will be offered and also may supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest in any of our securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on The NASDAQ Global Market under the symbol ARGS.

__________________________

Investing in our securities involves risks. See “Risk Factors” included in any accompanying prospectus supplement, any related free writing prospectus, and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

__________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 24, 2017

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

WHERE YOU CAN FIND MORE INFORMATION	2

INCORPORATION BY REFERENCE	2

FORWARD-LOOKING STATEMENTS	3

PROSPECTUS SUMMARY	5

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	6

USE OF PROCEEDS	8

DESCRIPTION OF DEBT SECURITIES	9

DESCRIPTION OF CAPITAL STOCK	18

DESCRIPTION OF DEPOSITARY SHARES	25

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS	28

DESCRIPTION OF WARRANTS	29

FORMS OF SECURITIES	31

PLAN OF DISTRIBUTION	33

LEGAL MATTERS	36

EXPERTS	36

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to Argos Therapeutics, Inc., a Delaware corporation, and its consolidated subsidiary.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.argostherapeutics.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-35443) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed.  We incorporate by reference the documents listed below:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

●	Current Reports on Form 8-K filed on each of January 14, 2016, March 7, 2016, April 19, 2016, June 13, 2016, June 29, 2016, July 11, 2016 (solely with respect to item 5.02 therein), July 27, 2016, July 29, 2016 and December 15, 2016; and

●	The description of our common stock contained in our Registration Statement on Form 8-A filed on January 31, 2014, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

4233 Technology Drive

Durham, North Carolina 27704

Attn:  Investor Relations

(919) 287-6300

2

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus and the information incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus and the information incorporated by reference in this prospectus include, among other things, statements about:

•	the progress and timing of our development and commercialization activities;

•	the timing and conduct of our clinical trials of rocapuldencel-T (formerly referred to as AGS-003), including our ongoing phase 3 clinical trial for the treatment of metastatic renal cell carcinoma, or mRCC, and the ongoing and planned investigator-initiated Phase 2 clinical trials of rocapuldencel-T, including the timing of the initiation, enrollment and completion of the trials and availability of data from the trials;

•	the timing and conduct of the ongoing investigator-initiated Phase 2 clinical trial of AGS-004 for HIV eradication and the planned investigator-initiated Phase 2 clinical trial of AGS-004 for long-term viral control in pediatric patients, including the timing of the initiation, enrollment and completion of the trials and the availability of data from the trials;

•	our ability to obtain U.S. and foreign marketing approval for rocapuldencel-T for the treatment of mRCC or other cancers and for AGS-004 for the treatment of HIV, and the ability of these product candidates to meet existing or future regulatory standards;

•	the potential benefits of our Arcelis platform and our Arcelis-based product candidates;

•	our ability to build out and equip a new North American commercial manufacturing facility and supply on a commercial scale our Arcelis-based products;

•	our intellectual property position and strategy;

•	our expectations related to the sufficiency of our cash, cash equivalents and short-term investments;

•	the accuracy of our estimates of the size and characteristics of the markets that may be addressed by our product candidates;

•	our ability to establish and maintain collaborations for the development and commercialization of our product candidates;

•	developments relating to our competitors and our industry; and

•	the impact of government laws and regulations.

You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

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We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. There are a number of important risks and uncertainties that could cause actual results or events to differ materially from those indicated by the forward-looking statements we make. These risks and uncertainties include those inherent in pharmaceutical research and development, such as adverse results in our drug discovery and clinical development activities, decisions made by the U.S. Food and Drug Administration and other regulatory authorities with respect to the development and commercialization of our product candidates, our ability to obtain, maintain and enforce intellectual property rights for our drug candidates, competition, our ability to obtain any necessary financing to conduct our planned activities, and other risk factors that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments that we may make or enter into.

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PROSPECTUS SUMMARY

About Argos Therapeutics, Inc.

We are an immuno-oncology company focused on the development and commercialization of individualized immunotherapies for the treatment of cancer and infectious diseases based on our proprietary precision immunotherapy technology platform called Arcelis.

Our most advanced product candidate is rocapuldencel-T (formerly referred to as AGS-003), which we are developing for the treatment of metastatic renal cell carcinoma, or mRCC, and other cancers. We are currently conducting a pivotal phase 3 clinical trial of rocapuldencel-T plus sunitinib or another targeted therapy for the treatment of newly diagnosed mRCC under a special protocol assessment with the Food and Drug Administration. We refer to this trial as the ADAPT trial. We are also supporting investigator-initiated Phase 2 trials in patients with early stage RCC, non-small cell lung cancer and muscle invasive bladder cancer and plan to support investigator-initiated trials of rocapuldencel-T in combination with a checkpoint inhibitor in mRCC.

We are developing AGS-004, our second most advanced Arcelis-based product candidate, for the treatment of HIV. We have completed phase 1 and phase 2 trials funded by government grants and a phase 2b trial that was funded in full by the National Institutes of Health, or NIH, and the National Institute of Allergy and Infectious Diseases, or NIAID, under a $39.8 million agreement. We are currently supporting an ongoing investigator-initiated phase 2 clinical trial of AGS-004 in adult HIV patients evaluating the use of AGS-004 in combination with a latency reversing drug for HIV eradication, and plan to support a second investigator-initiated phase 2 clinical trial of AGS-004 evaluating AGS-004 for long-term viral control in pediatric patients provided that results from our ongoing trial in adult HIV patients are favorable.

Our principal executive offices are located at 4233 Technology Drive, Durham, North Carolina 27704 and our telephone number is (919) 287-6300.

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CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF EARNINGS TO

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends and our coverage deficiency for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Nine Months Ended September 30, 2016	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012	December 31, 2011
(in millions)
Net loss (1)	$(37.7)	$(74.8)	$(53.3)	$(23.9)	$(10.5)	$(20.1)

Consolidated ratios of earnings to fixed charges (1) (2) (3)	N/A	N/A	N/A	N/A	N/A	N/A
Consolidated ratios of earnings to combined fixed charges and preferred stock dividends (1) (2) (4)	N/A	N/A	N/A	N/A	N/A	N/A

(1)	We did not record earnings for the nine months ended September 30, 2016 and the years ended December 31, 2015, 2014, 2013, 2012 and 2011. Accordingly, our earnings were insufficient to cover fixed charges for such periods, and we are unable to disclose a ratio of earnings to fixed charges for such periods.

(2)	The historical ratios were prepared on a consolidated basis using amounts calculated in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, and, therefore, reflect all consolidated earnings, fixed charges and preferred stock dividends. For purposes of calculating the ratios for the nine months ended September 30, 2016 and the years ended December 31, 2015, 2014, 2013, 2012 and 2011 above, earnings consist of net loss plus fixed charges. Fixed charges for the nine months ended September 30, 2016 and the years ended December 31, 2015, 2014, 2013, 2012 and 2011 include interest expense and an estimate of interest expense within rental expense. Preferred stock dividends for the years ended December 31, 2014, 2013, 2012 and 2011 include the accretion of dividends on our redeemable convertible preferred stock outstanding during those periods. All outstanding shares of redeemable convertible preferred stock along with cumulative dividends that existed prior to our initial public offering in February 2014 were converted into shares of common stock in connection with our initial public offering. As of the date hereof, no shares of preferred stock are outstanding.

(3)	We did not record earnings for the nine months ended September 30, 2016 and the years ended December 31, 2015, 2014, 2013, 2012 and 2011. Accordingly, during those periods our earnings were insufficient to cover fixed charges in such periods and we are unable to disclose a ratio of earnings to fixed charges for such periods. Due to our losses for the nine months ended September 30, 2016 and the years ended December 31, 2015, 2014, 2013, 2012 and 2011, the ratio coverage was less than 1:1. For the nine months ended September 30, 2016 and years ended December 31, 2015, 2014, 2013, 2012 and 2011, we would have needed to generate additional earnings of $37.7 million, $74.8 million, $53.3 million, $23.9 million, $10.5 million and $20.1 million, respectively, to achieve an earnings to fixed charges coverage ratio of 1:1.

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(4)	During the nine months ended September 30, 2016 and the years ended December 31, 2015, 2014, 2013, 2012 and 2011, our earnings were insufficient to cover fixed charges and preferred stock dividends in such periods and we are unable to disclose a ratio of earnings to combined fixed charges and preferred stock dividends for such periods. Due to our losses for the nine months ended September 30, 2016 and the years ended December 31, 2015, 2014, 2013, 2012 and 2011, the ratio coverage was less than 1:1. For the nine months ended September 30, 2016 and the years ended December 31, 2015, 2014, 2013, 2012 and 2011, we would have needed to generate additional earnings of $37.7 million, $74.8 million, $54.2 million, $33.9 million, $10.8 million and $21.1 million, respectively, to achieve an earnings to combined fixed charges and preferred stock dividends coverage ratio of 1:1.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the research and development of our product pipeline, including clinical trial costs, general and administrative expenses; potential acquisition of, or investment in, companies, technologies, products or assets that complement our business; repayment and refinancing of debt; working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

8

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Argos Therapeutics, Inc., excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.

The debt securities will be our unsecured obligations unless otherwise specified in the applicable prospectus supplement. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

●	the title and type of the debt securities;

●	whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture the terms on which they are subordinated;

●	the aggregate principal amount of the debt securities;

●	the price or prices at which we will sell the debt securities;

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●	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

●	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

●	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

●	the right, if any, to extend the interest payment periods and the duration of that extension;

●	the manner of paying principal and interest and the place or places where principal and interest will be payable;

●	provisions for a sinking fund, purchase fund or other analogous fund, if any;

●	any redemption dates, prices, obligations and restrictions on the debt securities;

●	the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

●	any conversion or exchange features of the debt securities;

●	whether and upon what terms the debt securities may be defeased;

●	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

●	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

●	whether the debt securities will be guaranteed as to payment or performance;

●	any material tax implications of the debt securities; and

●	any other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

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Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

●	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

●	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

●	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

●	certain other conditions are met.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture for any series of senior debt securities:

●	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

●	failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

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●	default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

●	certain events of bankruptcy or insolvency, whether or not voluntary; and

●	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

The default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point above occurs with respect to us and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

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●	the holder gives the trustee written notice of a continuing event of default;

●	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

●	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

●	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

●	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

●	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture; or

●	all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

●	We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

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●	There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

●	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

●	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

●	We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

●	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

●	to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

●	to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

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●	to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

●	to provide for or add guarantors with respect to the senior debt securities of any series;

●	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

●	to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

●	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

●	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

●	extends the final maturity of any senior debt securities of such series;

●	reduces the principal amount of any senior debt securities of such series;

●	reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

●	reduces the amount payable upon the redemption of any senior debt securities of such series;

●	changes the currency of payment of principal of or interest on any senior debt securities of such series;

●	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

●	waives an uncured default in the payment of principal of or interest on the senior debt securities (except in the case of a rescission of acceleration as described above);

●	changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

●	modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification; or

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●	reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies, amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

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Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

●	all of the indebtedness of that person for money borrowed;

●	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

●	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

●	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

●	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated debt indenture.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our certificate of incorporation, our by-laws and applicable provisions of Delaware corporate law. You should read our certificate of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 200,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of January 3, 2017, 41,263,179 shares of common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

Annual Meeting. Annual meetings of our stockholders are held on the date designated in accordance with our by-laws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by the board of directors and shall be called by the chairman of the board or the secretary upon the written request, stating the purpose of such meeting, of the holders of a majority of the outstanding shares of all classes of capital stock entitled to vote at the meeting. Except as may be otherwise provided by applicable law, our restated certificate of incorporation or our by-laws, all elections shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Voting Rights. Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders.

Dividends. The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends when and if declared by the board of directors out of legally available funds.

Liquidation and Dissolution. If we are liquidated or dissolved, the holders of the common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of common stock they own. The amount available for common stockholders is calculated after payment of liabilities. Holders of any preferred stock will receive a preferential share of our assets before the holders of the common stock receive any assets.

Other Rights. Holders of the common stock have no right to:

●	convert the stock into any other security;

●	have the stock redeemed;

●	purchase additional stock; or

●	maintain their proportionate ownership interest.

The common stock does not have cumulative voting rights. Holders of shares of the common stock are not required to make additional capital contributions.

Transfer Agent and Registrar.  Computershare Trust Company, N.A. is transfer agent and registrar for the common stock.

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Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

●	the designation and stated value per share of the preferred stock and the number of shares offered;

●	the amount of liquidation preference per share;

●	the price at which the preferred stock will be issued;

●	the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

●	any redemption or sinking fund provisions;

●	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

●	any conversion provisions;

●	whether we have elected to offer depositary shares as described under “Description of Depositary Shares”; and

●	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

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As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

●	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

●	on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

●	junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

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Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

●	if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

●	if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

●	if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

●	if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

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If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

●	the redemption date;

●	the number of shares and series of preferred stock to be redeemed;

●	the redemption price;

●	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

●	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

●	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

●	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

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Provisions of Our Certificate of Incorporation and By-laws and Delaware Law That May Have Anti-Takeover Effects

Staggered Board; Removal of Directors.

Our certificate of incorporation and our bylaws divide our board of directors into three classes with staggered three-year terms. In addition, our certificate of incorporation and our bylaws provide that directors may be removed only for cause and only by the affirmative vote of the holders of 75% of our shares of capital stock present in person or by proxy and entitled to vote. Under our certificate of incorporation and bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. Furthermore, our certificate of incorporation provides that the authorized number of directors may be changed only by the resolution of our board of directors. The classification of our board of directors and the limitations on the ability of our stockholders to remove directors, change the authorized number of directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Super-Majority Voting

The Delaware General Corporation Law, which we refer to as the DGCL, provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation described above.

Stockholder Action; Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our certificate of incorporation and our bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman of our board of directors, our chief executive officer or our board of directors. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. These provisions also could discourage a third party from making a tender offer for our common stock, because even if the third party acquired a majority of our outstanding voting stock, it would be able to take action as a stockholder, such as electing new directors or approving a merger, only at a duly called stockholders meeting and not by written consent.

Delaware Business Combination Statute.  We are subject to Section 203 of the DGCL. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:

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●	a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, and

●	any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

●	prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or

●	the interested stockholder owns at least 85% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

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DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depository shares. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

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Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

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●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

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DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in debt securities or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock, depositary shares or debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, depositary shares or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

●	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants are to be sold separately or with other securities as parts of units;

●	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	the designation and terms of any equity securities purchasable upon exercise of the warrants;

●	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the preferred stock or depositary shares with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

●	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

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●	any redemption or call provisions; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

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FORMS OF SECURITIES

Each debt security, depositary share, purchase contract, purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities, depositary shares, purchase contracts, purchase units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase agreements or purchase units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or any other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

We may sell securities:

•	to or through underwriters;

•	through brokers or dealers;

•	through agents;

•	directly to one or more purchasers in negotiated sales or competitively bid transactions;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

●	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

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●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

●	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

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Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, to the extent applicable, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

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LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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$15,000,000

ARGOS THERAPEUTICS, INC.

Common Stock

PROSPECTUS SUPPLEMENT

Cowen

February 2, 2018